Exhibit 99

Red Lobster® Olive Garden® LongHorn Steakhouse®

The Capital Grille® Bahama Breeze® Seasons 52®

www.darden.com

NEWS/INFORMATION
Corporate Relations
P.O. Box 593330
Orlando, FL 32859

Contacts:
	(Analysts)	Matthew Stroud	(407) 245-6458
FOR RELEASE	(Media)	Rich Jeffers	(407) 245-4189
March 23, 2010
4:30 PM ET

DARDEN RESTAURANTS REPORTS 22% INCREASE IN THIRD QUARTER DILUTED NET EARNINGS PER SHARE; INCREASES ANNUAL DILUTED NET EARNINGS PER SHARE OUTLOOK; ANNOUNCES QUARTERLY DIVIDEND OF 25 CENTS PER SHARE

ORLANDO, FL, Mar. 23 – Darden Restaurants, Inc. (NYSE: DRI) today reported sales and diluted net earnings per share for the fiscal third quarter ended February 28, 2010. In the third quarter, diluted net earnings per share from continuing operations increased 22% to 95 cents, versus 78 cents in the prior year.

Third quarter sales from continuing operations were $1.87 billion, compared to $1.80 billion in the prior year period, a 4.2% increase. Blended same-restaurant sales for Olive Garden, Red Lobster and LongHorn Steakhouse increased 1.3% this quarter compared to the prior year period. Excluding the impact of the Thanksgiving holiday week, which was in the fiscal second quarter this year but the fiscal third quarter last year, blended same-restaurant sales rose 0.5%. The 0.5% holiday-adjusted increase compares to an estimated decline of 4.3% for the Knapp-Track™ benchmark of U.S. same-restaurant sales, excluding Darden. The Company estimates that its holiday-adjusted blended same-restaurant sales for the quarter were adversely affected 60 basis points by more severe weather this year than last.

“We’re pleased to report even stronger sales and earnings growth than anticipated when we released preliminary projections for the quarter in mid-February,” said Clarence Otis, Chairman and Chief Executive Officer of Darden. “This was our first quarter of positive blended same-restaurant sales in nearly two years and results have gotten better each quarter this fiscal year. We’re also encouraged by the improving comparable sales trends in our industry as measured by the Knapp-Track™ benchmark. Importantly, as industry trends improve Darden continues to gain share, outperforming the benchmark by a wider margin this quarter than in the first two quarters of our fiscal year. We believe we’re successful because we have trusted brands and talented, energized teams. Those teams have done a wonderful job navigating through the downturn and our brands are well-positioned for sustainable growth as the economy recovers. In light of this, we’re once again revising upward our same-restaurant sales and earnings per share forecasts for the fiscal year.”

Highlights for the quarter ended February 28, 2010 include the following:

•

Net earnings from continuing operations for the third quarter were $134.8 million, or 95 cents per diluted share on sales of $1.87 billion. Last year, net earnings from continuing operations were $108.1 million, or 78 cents per diluted share, on sales of $1.80 billion.

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•	Total third quarter sales from continuing operations of $1.87 billion represent a 4.2% increase over the prior year.

•

In the third quarter, U.S. same-restaurant sales increased 1.5% at Olive Garden, 0.9% at Red Lobster and 1.9% at LongHorn Steakhouse. These results include the impact of a shift in the Thanksgiving holiday week, which moved to the fiscal second quarter this year from the fiscal third quarter last year. Excluding the effect of the holiday shift, U.S. same-restaurant sales increased 0.9% at Olive Garden, 0.1% at Red Lobster and 0.7% at LongHorn Steakhouse. These holiday-adjusted results compare to an estimated 4.3% decline in the Knapp-Track™ benchmark of U.S. same-restaurant sales, excluding Darden.

•

In the third quarter, the Company reviewed and adjusted its estimate of gift card redemptions as a result of current consumer redemption behavior. Following this review, the Company adjusted its redemption rate assumptions which reduced third quarter diluted net earnings per share growth by approximately four cents.

•	During the third quarter, the favorable resolution of tax matters expensed in prior years increased diluted net earnings per share growth by approximately two cents.

•	The Company purchased 0.4 million shares of its common stock during the third quarter.

•	The Company’s Board of Directors declared a quarterly dividend of 25 cents per share.

Operating Highlights

OLIVE GARDEN’S third quarter sales of $870 million were 5.2% above the prior year period, driven by revenue from 31 net new restaurants and a U.S. same-restaurant sales increase of 1.5%. For the quarter, on a percentage of sales basis, lower food and beverage expenses and restaurant expenses more than offset higher labor expenses and selling, general and administrative expenses. As a result, operating profit increased on a percentage of sales and absolute basis for the quarter.

RED LOBSTER’S third quarter sales of $655 million were 1.9% above the prior year period, driven by a U.S. same-restaurant sales increase of 0.9% and revenue from four net new restaurants. For the quarter, on a percentage of sales basis, lower food and beverage expenses and restaurant expenses more than offset the company’s increased restaurant labor expenses and selling, general, and administrative expenses. As a result, operating profit increased on a percentage of sales and absolute basis for the quarter.

LONGHORN STEAKHOUSE’S third quarter sales of $238 million were 4.5% above the prior year period, driven by a same-restaurant sales increase of 1.9% and revenue from eight net new restaurants. For the quarter, on a percentage of sales basis, lower food and beverage expenses and restaurant expenses more than offset the company’s increased restaurant labor expenses, selling, general, and administrative expenses and depreciation expenses. As a result, operating profit increased on a percentage of sales and absolute basis for the quarter.

THE CAPITAL GRILLE’S third quarter sales of $69 million were 13.7% above the prior year period, driven by the addition of five net new restaurants partially offset by a same-restaurant sales decrease of 1.9%.

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BAHAMA BREEZE’S third quarter sales of $29 million were 3.1% above the prior year period, driven by the addition of one net new restaurant and partially offset by a same-restaurant sales decrease of 0.6%.

Other Actions

Darden continued the buyback of its common stock, purchasing 0.4 million shares in the third quarter and anticipates that it may repurchase up to an aggregate of $75 million of its common stock in fiscal 2010.

Darden’s Board of Directors declared a quarterly cash dividend of 25 cents per share on the Company’s outstanding common stock. The dividend is payable on May 3, 2010 to shareholders of record at the close of business on April 9, 2010.

Fiscal December, January and February 2010 U.S. Same-Restaurant Sales Results

Darden reported that U.S. same-restaurant sales for the fiscal months of December, January and February were as follows:

Olive Garden	December	January	February
Same-Restaurant Sales	9% to 10%	-7% to -8%	1% to 2%
Same-Restaurant Traffic	7%	-10% to -11%	-2%
Pricing	2%	2%	2%
Menu-mix	0% to 1%	1%	1% to 2%

Red Lobster	December	January	February
Same-Restaurant Sales	4%	-8% to -9%	7% to 8%
Same-Restaurant Traffic	3% to 4%	-10%	3% to 4%
Pricing	1%	1%	1%
Menu-mix	0% to -1%	0% to 1%	3%

LongHorn Steakhouse	December	January	February
Same-Restaurant Sales	7% to 8%	-4% to -5%	1% to 2%
Same-Restaurant Traffic	5%	-6% to -7%	-2% to -3%
Pricing	2% to 3%	2% to 3%	2% to 3%
Menu-mix	0% to 1%	0% to -1%	1% to 2%

Fiscal December same-restaurant sales results benefited from the shift in the Thanksgiving holiday, which was in fiscal December last year but fiscal November this year. In addition to the Thanksgiving holiday shift, a number of other factors affected monthly same-restaurant sales and traffic results for all three brands this quarter. These include (1) a shift to fiscal December this year from fiscal January last year in the New Year’s holiday (which positively affected December and adversely affected January); (2) a Sunday Valentine’s Day this year vs. a Saturday Valentine’s Day last year (which positively affected February results for all three brands); (3) an earlier start to the Lenten season this year (which positively affected Red Lobster’s, and adversely affected LongHorn Steakhouse’s, February results); and (4) more severe winter weather for much of the quarter this year compared to last year. Please see the table below for additional information.

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Fiscal December, January and February 2010 U.S. Same-Restaurant Sales Impacts

	December	January	February
Olive Garden	520 bps	(500 bps)	(170 bps)
Holidays	470 bps	(470 bps)	20 bps
Weather	50 bps	(30 bps)	(190 bps)

Red Lobster	810 bps	(690 bps)	20 bps
Holidays	790 bps	(680 bps)	200 bps
Weather	20 bps	(10 bps)	(180 bps)

LongHorn Steakhouse	560 bps	(380 bps)	(240 bps)
Holidays	600 bps	(350 bps)	0 bps
Weather	(40 bps)	(30 bps)	(240 bps)

Fiscal 2010 Outlook

Darden announced that it now expects reported diluted net earnings per share growth from continuing operations of +8% to +10% in fiscal 2010 compared to reported diluted net earnings per share from continuing operations in fiscal 2009, which were $2.65. This compares to its prior diluted net earnings per share growth expectation for fiscal 2010 of +5% to +8%, which the Company provided in February in connection with the pre-release of estimated fiscal third quarter results. The Company’s current earnings expectation for fiscal 2010 anticipates blended U.S. same-restaurant sales for Red Lobster, Olive Garden and LongHorn Steakhouse of approximately -2.5%.

Fiscal 2009 and Fiscal 2010 Estimated Diluted Net Earnings Per Share From Continuing Operations

Diluted Net Earnings Per Share	Fiscal 2009	Fiscal 2010 Estimated
52-Week Basis	$2.59	$2.86 to $2.92
Impact of 53rd Week	$0.06	N.A.
53-Week Basis (GAAP)	$2.65	N.A.

Darden Restaurants, Inc., (NYSE: DRI) headquartered in Orlando, Fla., is the world’s largest company-owned and operated full-service restaurant company with over $7.2 billion in annual sales and approximately 180,000 employees. Darden is recognized for a culture that rewards caring for and responding to people. Our restaurant brands — Red Lobster, Olive Garden, LongHorn Steakhouse, The Capital Grille, Bahama Breeze and Seasons 52 — reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

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Forward-looking statements in this news release regarding our expected earnings per share and U.S. same-restaurant sales for the fiscal year, stock repurchases, new restaurant growth and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the impact of intense competition, changing economic or business conditions, the price and availability of food, ingredients and utilities, supply interruptions, labor and insurance costs, the loss of or difficulties in recruiting key personnel, information technology failures, increased advertising and marketing costs, higher-than-anticipated costs to open or close restaurants, litigation, unfavorable publicity, health concerns, including virus outbreaks and food safety, a lack of suitable locations, government regulations, a failure to achieve growth objectives through the opening of new restaurants or the development or acquisition of new dining brands, weather conditions, risks associated with Darden’s plans to expand Darden’s newer brands Bahama Breeze and Seasons 52, our ability to achieve the full anticipated benefits of the RARE acquisition, possible impairment in the carrying value of our goodwill, or other intangible assets, risks associated with incurring substantial additional debt, a failure of our internal controls over financial reporting, disruptions in the financial markets, volatility in the market value of our derivatives and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

DARDEN RESTAURANTS, INC.

NUMBER OF RESTAURANTS

02/28/10		02/22/09
664	Red Lobster USA	659
28	Red Lobster Canada	29

692	Total Red Lobster	688

704	Olive Garden USA	673
6	Olive Garden Canada	6

710	Total Olive Garden	679

326	LongHorn Steakhouse	318

40	The Capital Grille	35

24	Bahama Breeze	23

9	Seasons 52	7

1	Other	2

1,802	Total Restaurants	1,752

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DARDEN RESTAURANTS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In millions, except per share data)

(Unaudited)

	Quarter Ended		Nine Months Ended
	2/28/10	2/22/09	2/28/10	2/22/09
Sales	$1,874.0	$1,798.9	$5,249.3	$5,241.9
Costs and expenses:
Cost of sales:
Food and beverage	539.3	548.4	1,510.9	1,611.6
Restaurant labor	613.0	569.1	1,744.7	1,675.3
Restaurant expenses	277.9	276.5	802.8	841.5

Total cost of sales (1)	$1,430.2	$1,394.0	$4,058.4	$4,128.4
Selling, general and administrative	169.5	159.7	510.7	476.9
Depreciation and amortization	78.1	71.2	224.8	210.5
Interest, net	20.8	25.5	69.0	80.7

Total costs and expenses	$1,698.6	$1,650.4	$4,862.9	$4,896.5
Earnings before income taxes	175.4	148.5	386.4	345.4
Income taxes	(40.6)	(40.4)	(95.4)	(96.3)

Earnings from continuing operations	134.8	108.1	291.0	249.1
(Losses) earnings from discontinued operations, net of tax (benefit) expense of $(0.3), $(0.4), $(1.3), and $0.1, respectively	(0.5)	(0.6)	(2.1)	0.1

Net earnings	$134.3	$107.5	$288.9	$249.2

Basic net earnings per share:
Earnings from continuing operations	$0.97	$0.79	$2.09	$1.81
(Losses) earnings from discontinued operations	$(0.01)	—	$(0.01)	—
Net earnings	$0.96	$0.79	$2.08	$1.81

Diluted net earnings per share:
Earnings from continuing operations	$0.95	$0.78	$2.05	$1.78
(Losses) earnings from discontinued operations	$(0.01)	—	$(0.01)	—
Net earnings	$0.94	$0.78	$2.04	$1.78

Average number of common shares outstanding:
Basic	139.3	136.1	139.0	137.4
Diluted	142.3	138.6	141.8	140.3

(1) Excludes restaurant depreciation and amortization as follows:	$73.2	$67.5	$212.4	$198.5

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DARDEN RESTAURANTS, INC.

CONSOLIDATED BALANCE SHEETS

(In millions)

	2/28/10	05/31/09
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$260.3	$62.9
Receivables, net	56.0	37.1
Inventories	218.1	247.0
Prepaid income taxes	—	53.2
Prepaid expenses and other current assets	58.2	44.2
Deferred income taxes	106.2	110.4

Total current assets	$698.8	$554.8
Land, buildings and equipment, net	3,374.6	3,306.7
Goodwill	518.3	518.7
Trademarks	454.0	454.4
Other assets	196.7	190.6

Total assets	$5,242.4	$5,025.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$253.7	$237.0
Short-term debt	—	150.0
Accrued payroll	157.6	138.3
Accrued income taxes	34.2	—
Other accrued taxes	66.2	60.2
Unearned revenues	190.0	138.3
Current portion of long-term debt	149.9	—
Other current liabilities	398.8	372.3

Total current liabilities	$1,250.4	$1,096.1
Long-term debt, less current portion	1,484.9	1,632.3
Deferred income taxes	278.1	297.0
Deferred rent	166.0	154.6
Obligations under capital leases, net of current installments	58.0	58.9
Other liabilities	161.2	180.3

Total liabilities	$3,398.6	$3,419.2

Stockholders’ equity:
Common stock and surplus	$2,242.4	$2,183.1
Retained earnings	2,541.6	2,357.4
Treasury stock	(2,877.5)	(2,864.2)
Accumulated other comprehensive income (loss)	(50.9)	(57.2)
Unearned compensation	(11.8)	(13.0)
Officer notes receivable	—	(0.1)

Total stockholders’ equity	$1,843.8	$1,606.0

Total liabilities and stockholders’ equity	$5,242.4	$5,025.2

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DARDEN RESTAURANTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	2/28/10	2/22/09
Cash flows—operating activities
Net earnings	$288.9	$249.2
Losses (earnings) from discontinued operations, net of tax	2.1	(0.1)
Adjustments to reconcile net earnings to cash flows:
Depreciation and amortization	224.8	210.5
Asset impairment	3.9	1.1
Stock-based compensation expense	37.7	30.2
Change in current assets and liabilities and other, net	195.2	53.0

Net cash provided by operating activities of continuing operations	$752.6	$543.9

Cash flows—investing activities
Purchases of land, buildings and equipment	(324.1)	(423.0)
Proceeds from disposal of land, buildings and equipment (including assets held for disposal)	11.3	4.0
Increase in other assets	(7.9)	(15.7)

Net cash used in investing activities of continuing operations	$(320.7)	$(434.7)

Cash flows—financing activities
Proceeds from issuance of common stock	28.6	18.8
Dividends paid	(104.7)	(82.6)
Purchases of treasury stock	(16.5)	(132.7)
Income tax benefits credited to equity	8.5	4.5
(Repayment of) proceeds from short-term debt	(150.0)	144.7
ESOP note receivable repayment	1.2	3.8
Principal payments on capital leases	(0.9)	(0.7)
Repayment of long-term debt	(1.2)	(3.8)

Net cash used in financing activities of continuing operations	$(235.0)	$(48.0)

Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(1.0)	(1.6)
Net cash provided by investing activities of discontinued operations	1.5	4.5

Net cash provided by discontinued operations	$0.5	$2.9

Increase in cash and cash equivalents	197.4	64.1
Cash and cash equivalents - beginning of period	62.9	43.2

Cash and cash equivalents - end of period	$260.3	$107.3

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